Exhibit 99.1
10x Genomics Reports Third Quarter 2024 Financial Results
PLEASANTON, Calif. October 29, 2024 – 10x Genomics, Inc. (Nasdaq: TXG), a leader in single cell and spatial biology, today reported financial results for the third quarter ended September 30, 2024.
Recent Highlights
•Revenue was $151.7 million for the third quarter, in line with the company’s preliminary announcement, a 1% decrease over the corresponding period of 2023, primarily driven by lower instrument revenue, offset by stronger contributions from consumables.
•Began shipping GEM-X Flex, setting a new standard for the cost per cell for researchers and enabling them to run millions of cells for less than one cent per cell. GEM-X Flex also delivers a number of improvements that are particularly valuable for clinical FFPE samples.
•Launched GEM-X Universal Multiplex, enabling researchers to run more cost-effective single cell studies decreasing the cost per sample, even for small scale experiments.
•Began shipping Chromium Xo, providing a budget-friendly instrument for routine, high-performance single cell analysis.
“Our results this quarter fell short of our expectations given greater-than-anticipated disruption from the sales restructuring we implemented in the quarter and cautious customer spending. As these dynamics persist, especially under a difficult macro backdrop, our revenue growth this year will be lower than our previous expectations,” said Serge Saxonov, Co-founder and CEO of 10x Genomics. “Despite these challenges, I am confident that the steps we are taking will enable us to reach more customers, execute consistently across the portfolio and drive the broad democratization of our technologies to reach the full potential of the large opportunity ahead.”
Third Quarter 2024 Financial Results
Revenue was $151.7 million for the third quarter of 2024, a 1% decrease from $153.6 million for the corresponding prior year period.
Gross margin was 70% for the third quarter of 2024, as compared to 62% for the corresponding prior year period. The increase in gross margin was primarily due to change in product mix.
Operating expenses were $147.9 million for the third quarter of 2024, a 22% decrease from $190.3 million for the corresponding prior year period. The decrease was primarily driven by a $41.4 million in-process research and development expense related to an agreement to acquire certain intangible and other assets in the prior year period.
Operating loss was $41.5 million for the third quarter of 2024, as compared to $94.8 million for the corresponding prior year period. Operating loss includes $33.9 million of stock-based compensation for the third quarter of 2024, as compared to $40.2 million of stock-based compensation for the corresponding prior year period. Operating loss in the third quarter of 2023 included $41.4 million of in-process research and development expense.
Net loss was $35.8 million for the third quarter of 2024, as compared to a net loss of $93.0 million for the corresponding prior year period.
Cash and cash equivalents were $398.2 million as of September 30, 2024.
2024 Financial Guidance

10x Genomics is updating its outlook for the full year 2024. The company now expects revenue to be in the range of $595 million to $605 million versus a prior range of $640 million to $660 million. The updated range represents a 3% decrease from the full year 2023 revenue at the midpoint.
Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the third quarter 2024 financial results, business developments and outlook after market close on Tuesday, October 29, 2024, 2024 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to accelerate the mastery of biology and advance human health. Our integrated solutions include instruments, consumables and software for single cell and spatial biology, which help academic and translational researchers and biopharmaceutical companies understand biological systems at a resolution and scale that matches the complexity of biology. Our products are behind breakthroughs in oncology, immunology, neuroscience and more, fueling powerful discoveries that are transforming the world’s understanding of health and disease. To learn more, visit 10xgenomics.com or connect with us on LinkedIn or X (Twitter).
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. All statements included in this press release, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "see," "estimate," "predict," "potential," "would," "likely," "seek" or "continue" or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.'s organization and organizational restructuring, commercial execution, opportunities, specifications, costs and adoption of 10x Genomics, Inc.’s products and services, expected performance advantages and benefits of using 10x Genomics, Inc.’s products and services and 10x Genomics, Inc.’s financial performance and results of operations, including expectations regarding revenue and guidance. These statements are based on management's current expectations, forecasts, beliefs, assumptions and information currently available to management. Actual outcomes and results could differ materially from these statements due to a number of factors and such statements should not be relied upon as representing 10x Genomics, Inc.'s views as of any date subsequent to the date of this press release. 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in 10x Genomics’ expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. The material risks and uncertainties that could affect 10x Genomics, Inc.'s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's most recently-filed 10-K for the fiscal year ended December 31, 2023 and the company’s 10-Q for the quarter ended March 31, 2024 to be filed with the Securities and Exchange Commission (SEC) and elsewhere in the documents 10x Genomics, Inc. files with the SEC from time to time.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, its website (www.10xgenomics.com), press releases, public conference calls, public webcasts and its social media accounts as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue (1)	$151,654	$153,644	$445,764	$434,748
Cost of revenue (2)	45,261	58,115	142,237	141,217
Gross profit	106,393	95,529	303,527	293,531
Operating expenses:
Research and development (2)	66,174	66,507	197,730	205,065
In-process research and development	—	41,402	—	41,402
Selling, general and administrative (2)	81,704	82,415	250,517	257,205
Total operating expenses	147,878	190,324	448,247	503,672
Loss from operations	(41,485)	(94,795)	(144,720)	(210,141)
Other income (expense):
Interest income	4,971	4,300	14,422	12,269
Interest expense	(2)	(1)	(4)	(25)
Other income (expense), net	2,078	(1,248)	982	(4,268)
Total other income, net	7,047	3,051	15,400	7,976
Loss before provision for income taxes	(34,438)	(91,744)	(129,320)	(202,165)
Provision for income taxes	1,315	1,242	4,279	3,982
Net loss	$(35,753)	$(92,986)	$(133,599)	$(206,147)

Net loss per share, basic and diluted	$(0.30)	$(0.79)	$(1.11)	$(1.77)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	120,733,030	117,728,293	120,067,168	116,693,008

(1)The following table represents revenue by source for the periods indicated (in thousands). Spatial products includes the Company’s Visium and Xenium products:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Instruments
Chromium	$7,641	$12,231	$24,283	$36,716
Spatial	11,415	22,711	44,078	48,357
Total instruments revenue	19,056	34,942	68,361	85,073
Consumables
Chromium	96,536	100,282	274,571	302,172
Spatial	29,668	14,091	85,330	37,067
Total consumables revenue	126,204	114,373	359,901	339,239
Services	6,394	4,329	17,502	10,436
Total revenue	$151,654	$153,644	$445,764	$434,748
The following table presents revenue by geography based on the location of the customer for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Americas
United States	$84,723	$96,094	$250,032	$260,769
Americas (excluding United States)	3,099	2,917	10,511	8,581
Total Americas	87,822	99,011	260,543	269,350
Europe, Middle East and Africa	37,851	32,019	109,934	91,687
Asia-Pacific
China	15,030	12,431	42,692	39,217
Asia-Pacific (excluding China)	10,951	10,183	32,595	34,494
Total Asia-Pacific	25,981	22,614	75,287	73,711
Total revenue	$151,654	$153,644	$445,764	$434,748
(2)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Cost of revenue	$2,169	$1,844	$6,127	$5,140
Research and development	15,978	17,856	50,728	55,196
Selling, general and administrative	15,763	20,535	51,354	67,696
Total stock-based compensation expense	$33,910	$40,235	$108,209	$128,032

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$398,159	$359,284
Marketable securities	—	29,411
Accounts receivable, net	83,525	114,832
Inventory	94,050	73,706
Prepaid expenses and other current assets	18,159	18,789
Total current assets	593,893	596,022
Property and equipment, net	258,759	279,571
Operating lease right-of-use assets	59,579	65,361
Goodwill	4,511	4,511
Intangible assets, net	16,149	16,616
Other noncurrent assets	4,903	3,062
Total assets	$937,794	$965,143
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,210	$15,738
Accrued compensation and related benefits	30,080	30,105
Accrued expenses and other current liabilities	37,770	56,648
Deferred revenue	17,760	13,150
Operating lease liabilities	9,415	11,521
Total current liabilities	121,235	127,162
Operating lease liabilities, noncurrent	76,461	83,849
Deferred revenue, noncurrent	12,349	8,814
Other noncurrent liabilities	4,945	4,275
Total liabilities	214,990	224,100
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	2,140,789	2,025,890
Accumulated deficit	(1,418,019)	(1,284,420)
Accumulated other comprehensive income (loss)	32	(429)
Total stockholders’ equity	722,804	741,043
Total liabilities and stockholders’ equity	$937,794	$965,143